Exhibit 23 (a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated November 15, 1999 appearing on page F-2 of the Trimedyne, Inc. Annual Report on Form 10-KSB for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/McKennon, Wilson & Morgan, LLP
MCKENNON, WILSON & MORGAN, LLP.
Irvine, California
September 18, 2000